UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 6, 2007, a purported securities class action lawsuit was commenced in the United States District Court for the Southern District of New York, naming as defendants Telik, Inc. (the “Company”), certain of its current officers, one of whom is also a director, and the underwriters for the Company’s November 2003 and January 2005 stock offerings (“Stock Offerings”). The lawsuit alleges violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by the defendants about the Company’s business and prospects, including the efficacy, safety and likelihood of success of its drug TELCYTA® (canfosfamide HCl). Plaintiff seeks unspecified damages and injunctive relief for purchasers of the Company’s common stock during the period between March 27, 2003 and June 4, 2007, including purchasers in the Stock Offerings.

It is possible that similar lawsuits may yet be filed in the same or other courts that name the same or additional defendants, and to the extent similar cases are filed and the Company believes that such cases will be consolidated, the Company does not intend to file further Current Reports on Form 8-K describing the additional lawsuits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: June 8, 2007
	By:	/s/ Cynthia M. Butitta
Cynthia M. Butitta
Chief Operating Officer and Chief Financial Officer